Exhibit 23.1

KPMG SA Tour EQHO 2 Avenue Gambetta CS 60055 92066 Paris La Défense Cedex

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 2, 2025, with respect to the consolidated financial statements of Nanobiotix S.A., incorporated herein by reference.

KPMG S.A.

/s/ Cédric Adens
Partner

Paris La Défense, France
May 14, 2025